Calculation of Filing Fee Tables
S-8
SRX Global Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value share	Other	2,200,220	$ 3.115	$ 6,853,685.30	0.0001381	$ 946.49
Total Offering Amounts:						$ 6,853,685.30		$ 946.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 946.49
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock"), of SRX Global Inc. (the "Company") that may become issuable under the Company's 2019 Amended and restated Incentive Award Plan (the "2019 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Represents shares of Common Stock that were added to the shares authorized for issuance under the Amended and Restated 2019 Incentive Award Plan on June 17, 2026 pursuant to an amendment to the 2019 Plan approved by the Company's stockholders in connection with the consummation of the Company's share exchange transaction with EMJ Crypto Technologies, Inc. and the other parties thereto. Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act, and based upon the average of the high and low sales prices ($4.41 and $1.82) of the Common Stock as reported on the NYSE American on July 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources